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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Bentley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BENTLEY PHARMACEUTICALS, INC.
BENTLEY PARK
2 HOLLAND WAY
EXETER, NH 03833

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 7, 2004

To the stockholders of Bentley Pharmaceuticals, Inc.:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of BENTLEY PHARMACEUTICALS, INC., a Delaware corporation, will be held on Monday, June 7, 2004 at 11:00 a.m., local time, at the Millennium Bostonian Hotel located at 26 North Street, Faneuil Hall Marketplace, Boston, Massachusetts 02109 for the purpose of considering and acting upon the following matters:

  (1)
  The election of two Class II directors to serve until the 2007 Annual Meeting of Stockholders, or until the election and qualification of their respective successors;

  (2)
  An amendment and restatement of our restated certificate of incorporation implementing a number of amendments to:

  A.
  Prohibit stockholder action by written consent, effectively requiring that all stockholder action be taken only at an annual or special meeting of stockholders;

  B.
  Change the term of directors filling vacancies or newly created directorships from a term ending at the next annual meeting to the original term of the vacancy being filled or of the class of directors to which the newly created directorship is assigned;

  C.
  Require a supermajority vote to alter, amend or repeal the provisions prohibiting stockholder action by written consent and granting to the continuing directors sole power to fill vacancies on the board;

  D.
  Remove the indemnification provisions; and

  E.
  Clarify the classified board provision;

  (3)
  The transaction of such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 13, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the annual meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the annual meeting, during ordinary business hours, for a period of at least 10 days prior to the annual meeting, at our principal place of business located at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

        You are cordially invited to attend the annual meeting. Whether or not you intend to attend the annual meeting, you are urged to complete, sign and date the enclosed form of proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person. This solicitation is being made on behalf of our Board of Directors.

                      By Order of the Board of Directors

                      MICHAEL D. PRICE
                       Secretary

Exeter, NH
April    , 2004

BENTLEY PHARMACEUTICALS, INC.
Bentley Park
2 Holland Way
Exeter, NH 03833

PROXY STATEMENT

For Annual Meeting of Stockholders

June 7, 2004

        The Board of Directors of Bentley Pharmaceuticals, Inc., a Delaware corporation, is soliciting your proxy in the accompanying form for use at the 2004 Annual Meeting of Stockholders to be held on Monday, June 7, 2004 at 11:00 a.m., local time at the Millennium Bostonian Hotel, located at 26 North Street, Faneuil Hall Marketplace, Boston, Massachusetts 02109 and at any adjournments or postponements thereof. This proxy statement is being mailed to stockholders on or about May 7, 2004.

General Information About Voting

        All proxies received will be voted in accordance with the specifications made thereon or, in the absence of any specification, for the election of all of the nominees named herein to serve as directors and to approve all of the amendments to our restated certificate of incorporation. Any proxy given pursuant to this solicitation may be revoked any time prior to the exercise of the powers conferred thereby by notice in writing to Michael D. Price, our Corporate Secretary, at Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833, by execution and delivery of a written revocation or a subsequent proxy or by attendance and voting in person at the meeting.

        Only holders of record of our issued and outstanding common stock, $.02 par value, as of the close of business on April 13, 2004 will be entitled to notice of, and to vote at, the annual meeting. As of the record date, there were issued and outstanding 20,600,166 shares of our common stock, each of which is entitled to one vote upon each matter at the meeting. The holders of a majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting in determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. A plurality of the votes cast at the meeting will be required for the election of directors. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election. Approval of each of the amendments to our restated certificate of incorporation requires an affirmative vote of the holders of a majority of the shares of our outstanding common stock. Abstentions and broker non-votes will count as votes against each amendment to our restated certificate of incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of April 13, 2004 as to (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who we know to be the beneficial owner of more than five percent of our common stock, our only class of voting securities, (ii) each director and nominee for director, (iii) all of our current executive officers named in the Summary Compensation Table set forth below, and (iv) all current executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person either has the power to vote or sell common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise. Except as otherwise indicated, the address of each beneficial holder is c/o Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire 03833.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
5% stockholders:
Michael McGovern Director	3,063,428	(1)	14.6%
Citigroup Global Market Holdings, Inc. (f/k/a Salomon Smith Barney Holdings, Inc.) 388 Greenwich Street New York, NY 10013	2,028,921	(2)	9.8%
Wall Street Associates 1200 Prospect Street, Suite 100 La Jolla, CA 92037	1,208,300	(3)	5.9%
Named Executive Officers:
James R. Murphy Chairman of the Board, President and Chief Executive Officer	1,058,526	(4)	4.9%
Robert M. Stote, M.D. Senior Vice President, Chief Science Officer and Director(**)	646,190	(5)	3.1%
Michael D. Price Vice President, Chief Financial Officer, Secretary, Treasurer and Director(**)	531,799	(6)	2.5%
Robert J. Gyurik Vice President of Pharmaceutical Development and Director(**)	278,368	(7)	1.3%
Non-Employee Directors and Nominees:
Michael McGovern Director	3,063,428	(1)	14.6%
Charles L. Bolling Director	148,528	(8)	*
Miguel Fernandez Director	130,068	(9)	*
William A. Packer Director	122,800	(9)	*
John W. Spiegel Director	36,000	(10)	*
F. Ross Johnson Nominee for Director	2,500		*
Edward J. Robinson Nominee for Director	3,000		*
All executive officers and directors as a group (9 persons)	6,015,707	(11)	25.5%

*
Less than one percent

**
Officers, other than Mr. Murphy, will cease to be directors of Bentley; please see "Election of Directors" for discussion.

(1)
Includes 356,700 shares of common stock issuable upon exercise of vested stock options and 57,500 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(2)
The number of shares is based on information contained in a Schedule 13G dated February 12, 2004. Citigroup Global Market Holdings, Inc. (f/k/a Salomon Smith Barney Holdings, Inc.) filed the Schedule 13G with Smith Barney Fund Management, LLC, 333 West 34th Street, New York, NY 10001, and Citigroup, Inc., 399 Park Avenue, New York, NY 10043, as a group, indicating shared voting and dispositive power of certain of the securities held.

(3)
The number of shares is based on information contained in a Schedule 13G dated February 13, 2004.

(4)
Includes 700 shares of common stock owned by Mr. Murphy's son, as to which Mr. Murphy disclaims beneficial ownership, and 6,939 shares of common stock held in Mr. Murphy's 401(k) Retirement Plan. Also includes 902,000 shares of common stock issuable upon exercise of vested stock options and 25,000 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(5)
Includes 7,190 shares of common stock held in Dr. Stote's 401(k) Retirement Plan, 545,000 shares of common stock issuable upon exercise of vested stock options and 7,500 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(6)
Includes 6,597 shares of common stock held in Mr. Price's 401(k) Retirement Plan. Also includes 446,500 shares of common stock issuable upon exercise of vested stock options and 12,500 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(7)
Includes 10,970 shares of common stock owned by Mr. Gyurik's IRA and 6,398 shares of common stock held in Mr. Gyurik's 401(k) Retirement Plan. Also includes 195,000 shares of common stock issuable upon exercise of vested stock options and 20,000 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(8)
Includes 121,778 shares of common stock issuable upon exercise of vested stock options and 18,750 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(9)
Includes 102,100 shares of common stock issuable upon exercise of vested stock options and 20,000 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(10)
Includes 30,000 shares of common stock issuable upon exercise of vested stock options and 5,000 shares of common stock issuable upon exercise of stock options that become exercisable within 60 days.

(11)
Includes 700 shares of common stock owned by Mr. Murphy's son, as to which beneficial ownership is disclaimed. See Note 4 above. Also includes 2,801,178 shares of common stock issuable upon exercise of vested stock options, 186,250 shares of common stock that become exercisable within 60 days, 27,124 shares of common stock held in 401(k) Retirement Plan accounts of various executive officers and 10,970 shares of common stock held by the IRA account of an executive officer.

ELECTION OF DIRECTORS

        Our restated certificate of incorporation and amended and restated bylaws provide for a classified board of directors. The Board is divided into three classes designated Class I, Class II and Class III. The nominees included in Class II below are being presented for election as Class II directors to hold office until the 2007 Annual Meeting of Stockholders. Unless instructed to the contrary, the persons named in the enclosed proxy intend to cast all votes pursuant to proxies received in favor of the persons listed under the heading "Nominees" below as directors. Messrs. Johnson and Robinson, who are not presently directors, have indicated to us their availability for election and have consented to their presentation as nominees. In the event that any of the nominees should not continue to be available for election, the holders of the proxies may exercise their discretion to vote for a substitute.

        Each of the nominees was nominated by our Corporate Governance and Compensation Committee, which functioned as a nominating committee. This committee consisted solely of directors who are "independent" in accordance with the listing standards of the American Stock Exchange.

        Charles L. Bolling and William A. Packer are directors whose terms expire at the 2004 annual meeting. Robert J. Gyurik, Michael D. Price and Robert M. Stote are directors who have submitted their resignations from the Board effective immediately prior to the 2004 annual meeting or such earlier date as the Chairman of the Board accepts their resignations. Messrs. Bolling and Packer are retiring from the Board. Messrs. Gyurik, Price and Stote are officers of Bentley who are continuing as our officers and employees, but are not continuing as directors, as part of our efforts to have our Board of Directors consist only of independent directors other than the Chief Executive Officer. If all nominees are elected to the Board as submitted, the Board will consist of six directors, five of whom are considered to be "independent" in accordance with the listing standards of the American Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

        The following information is furnished with respect to the nominees and each other member of our Board of Directors who we expect to continue as a director after the 2004 annual meeting.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Nominees:
Class II Directors (to be elected at the 2004 Annual Meeting)
F. Ross Johnson Age: 71
	F. Ross Johnson has been the Chairman and Chief Executive Officer of RJM Group, a management advisory and investment firm, since 1989. Prior to 1989, Mr. Johnson was the Chairman of RJR/Nabisco, Inc., a public diversified holding company, having held various senior executive positions in RJR/Nabisco, Inc. and its predecessors, Standard Brands and Nabisco Brands since 1971. He received a Bachelor of Commerce from the University of Manitoba, Canada and a Master of Commerce from the University of Toronto, Canada. Mr. Johnson serves on the boards of directors of American Express Company, AuthentiDate Holding Corporation, Black & McDonald Limited, EdgeStone Capital Partners and Toxin Alert, Inc. and serves on the advisory boards of Power Corporation of Canada and Wachovia Corporation.	—

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Nominees:
Edward J. Robinson Age: 63	Edward J. Robinson. Mr. Robinson served as Chief Operating Officer of Meditrust Operating Company, a healthcare REIT, in 1998, President and Chief Operating Officer of Avon Products, Inc., a public beauty products company, from 1993 to 1997, and Executive Vice President and Chief Financial Officer of Avon Products, Inc. from 1989 to 1992. Previously, he held various positions with RJR Nabisco and its predecessor companies, Standard Brands and Nabisco Brands, including Executive Vice President, Chief Financial Officer, Vice President—Treasurer and Senior Vice President—Controller. Mr. Robinson is a national trustee of the Boys & Girls Clubs of America. He received a B.A. in Business Administration from Iona College. Mr. Robinson is a Certified Public Accountant licensed by the State of New York. Mr. Robinson has been retired since 1998.	—
Directors Whose Terms of Office Continue After the Meeting:
	Class III Directors (present term expires in 2005)
Miguel Fernandez Age: 73
	Miguel Fernandez has served as one of our directors since 1999. Mr. Fernandez served from 1980 to 1996 as President of the International Division and corporate Vice President at Carter-Wallace, Inc., a pharmaceutical company, where he was responsible for all product lines outside of the United States. Prior thereto, Mr. Fernandez was employed for approximately eight years by SmithKline & French, a pharmaceutical company, where his last position was President of the division that included France, Portugal and Switzerland. Before SmithKline, Mr. Fernandez served as Managing Director of Warner Lambert, a pharmaceutical company, in Argentina for two years. From 1962 to 1970, Mr. Fernandez was employed by Merck/Frost, a pharmaceutical company, in Canada. Mr. Fernandez attended the University of British Columbia in Canada and received an M.B.A. from the Ivey School of Business at the University of Western Ontario in London, Ontario, Canada. Mr. Fernandez has been retired since 1996.	1999

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since
Nominees:
James R. Murphy Age: 54	James R. Murphy has served as one of our directors since 1993. Mr. Murphy has served as President of Bentley since September 1994, was named Chief Executive Officer effective January 1995 and became Chairman of the Board in June 1995. Prior to rejoining Bentley, Mr. Murphy served as Vice President of Business Development at MacroChem Corporation, a publicly owned pharmaceutical and drug delivery company, from March 1993 through September 1994. From September 1992 until March 1993, Mr. Murphy served as a consultant in the pharmaceutical industry with his primary efforts directed toward product licensing. Prior thereto, Mr. Murphy served as Director - Worldwide Business Development and Strategic Planning of Bentley from December 1991 to September 1992. Mr. Murphy previously spent 14 years in pharmaceutical research and product development with SmithKline Corporation and in international business development with contract research and consulting laboratories. Mr. Murphy received a B.A. in Biology from Millersville University.	1993
	Class I Directors (present term expires in 2006)
Michael McGovern Age: 60
	Michael McGovern has served as one of our directors since 1997 and was named Vice Chairman of Bentley in October 1999. Mr. McGovern serves as President of McGovern Enterprises, a provider of corporate and financial consulting services, which he founded in 1975. Mr. McGovern is Chairman of the Board of Specialty Surgicenters, Inc. and Training Solutions Interactive, Inc., is Vice Chairman of the Board of Employment Technologies, Inc. and is a director on the corporate board of the Reynolds Development Company. Mr. McGovern received a B.S. and M.S. in accounting and his Juris Doctor from the University of Illinois. Mr. McGovern is a Certified Public Accountant.	1997
John W. Spiegel Age: 63
	John W. Spiegel has served as one of our directors since June 2002. Mr. Spiegel has served as Vice Chairman and Chief Financial Officer of SunTrust Banks, Inc. since August 2000. Prior to August 2000, Mr. Spiegel was an Executive Vice President and Chief Financial Officer of SunTrust Banks since 1985. Mr. Spiegel also serves on the Board of Directors of Bank Administration Institute, Rock-Tenn Company and Colonial Properties Trust. Mr. Spiegel is also a trustee of the Woodruff Arts Center, the High Museum of Art, the American Cardiovascular Research Institute, and Children's Healthcare of Atlanta and is a member of the Dean's Advisory Council of the Goizueta Business School at Emory University. Mr. Spiegel received an MBA from Emory University.	2002

PROPOSAL TO AMEND AND RESTATE OUR RESTATED CERTIFICATE OF INCORPORATION

Summary

        In April 2004, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment and restatement of our restated certificate of incorporation implementing a number of amendments. The proposed amended and restated certificate of incorporation amends our current restated certificate of incorporation by:

  A.
  Adding a new provision prohibiting stockholder action by written consent and thereby effectively requiring that all stockholder action be taken only at an annual or special meeting of stockholders;

  B.
  Changing the term of directors filling vacancies or newly created directorships from a term ending at the next annual meeting to the original term of the vacancy being filled or of the class of directors to which the newly created directorship is assigned;

  C.
  Requiring a supermajority vote to alter, amend or repeal the provisions prohibiting stockholder action by written consent and granting to the continuing directors sole power to fill vacancies on the board;

  D.
  Removing the provisions regarding indemnification, which are addressed for our directors and officers in our bylaws; and

  E.
  Clarifying the classified board provision.

Vote Required

        We are seeking your approval of each of the amendments listed above individually. Approval of each of the amendments requires an affirmative vote of the holders of a majority of the shares of our outstanding common stock. Approval of all of the amendments is a condition to the effectiveness of any of the amendments. Therefore, a vote against any proposed amendment is, in effect, a vote against all of the proposed amendments. In addition, the Board of Directors has reserved the right under section 242(c) of the Delaware General Corporation Law to abandon any or all of the amendments listed above, notwithstanding the approval of the amendments by the stockholders and without further action by the stockholders.

Recommendation of the Board of Directors

        The Board of Directors is not aware that any person or entity is seeking to accumulate our stock or otherwise obtain control of Bentley through a tender offer, exchange offer or other means. The Board of Directors believes that the proposed changes to our restated certificate of incorporation in this proposal should be adopted in any event, so that Bentley, our management and our stockholders may have greater assurance that we will not be subject to the disruptions and costs often associated with hostile takeover efforts and that, in the event that a takeover proposal is received, the Board of Directors will be in a better position to fully study the proposal and, if appropriate, negotiate the most favorable transaction terms.

        Accordingly, the Board of Directors unanimously recommends that stockholders vote for these amendments to our restated certificate of incorporation.

  A.
  Prohibiting Stockholder Action by Written Consent

        Under Delaware law, any actions required or permitted to be taken by stockholders may be taken (unless a corporation's certificate of incorporation otherwise provides) without a meeting, without giving prior notice and without a stockholder vote if written consents setting forth the action to be taken are signed by stockholders having the requisite number of votes. Our restated certificate of incorporation currently does not prohibit stockholder action by written consent. Accordingly, unless this proposal is approved, persons holding a majority interest in Bentley's stock could take significant corporate action without all other stockholders ever having the opportunity to attend a stockholders' meeting, discuss the issues and vote.

        The Board of Directors believes that the approval of the amendment prohibiting stockholder action by written consent is advantageous to Bentley and our stockholders. The amendment would give all stockholders entitled to vote on a particular matter advance notice of, and the opportunity to participate in the determination of, any proposed action on the matter and the chance to protect their interests. Prohibiting stockholder action by written consent would also prevent a faction of stockholders that acquires a majority of the voting power of Bentley from using written consents to take stockholder action to the detriment of the minority stockholders. Requiring that stockholder actions take place only at a stockholders' meeting allows all stockholders to participate, express their views and vote on the matter. It also allows the Board of Directors an opportunity to address the proposed action before any vote is taken.

        The adoption of the amendment prohibiting stockholder action by written consent may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Bentley even if such an acquisition may be deemed to be favorable to the interests of some or all of Bentley's stockholders. Another effect of the proposed amendment may be to delay the ability of a stockholder to have the stockholders vote on proposals not supported by the Board of Directors. The probable delay could deter potential acquirers from proposing a transaction which stockholders of Bentley may favor, or generally limit stockholder participation in certain transactions such as mergers or tender offers, whether or not such transactions are favored by incumbent management or beneficial to stockholders. After carefully examining the advantages, disadvantages and overall effects of prohibiting stockholder action by written consent, the Board of Directors believes that this amendment is in the best interests of Bentley and our stockholders.

        The Board of Directors recommends that our restated certificate of incorporation be so amended by adding a new subparagraph (b) to Article XII which will read as follows:

    "(b) No action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied."

        The Board of Directors unanimously recommends that stockholders vote for this amendment to our restated certificate of incorporation.

  B.
  Changing the Term of Directors Filling Vacancies or New Directorships to the Original Term of the Vacancy Being Filled or the Class of Directors to Which the Newly Created Directorship is Assigned

        The current restated certificate of incorporation provides for the classification of the Board of Directors into three classes of directors with staggered terms of office so that a different class of directors will be up for election at each annual meeting. However, our restated certificate of incorporation also provides that each director chosen to fill a vacancy or a new directorship will hold office only until the next annual meeting and not until the end of the original term of the vacancy being filled or of the stated term of the directorship being created. This provision, which is a holdover from our charter when we were incorporated in the State of Florida, undermines the advantages of the classified board by possibly allowing for a majority of the directors' terms to expire at the same annual meeting. Thus, it may negate the stability and continuity that the classification of the board was intended to create and undermine the advantages of the classified board in the face of a hostile takeover attempt.

        The classified board helps provide stability and continuity in our Board of Directors by avoiding the disruption of a majority of the board being replaced at a single annual meeting. This ensures that at any given time a majority of the directors will have prior experience with Bentley and, therefore, will be familiar with our business operations. The classified board also serves to delay takeover attempts by requiring at least two annual meetings for a stockholder or group of stockholders to effect a change in control of the board (absent resignations), because only a minority of the directors will be elected at each meeting. This delay thereby encourages a potential acquirer to pursue a negotiated acquisition directly with the Board of Directors, which would possibly be on terms more favorable to Bentley and our stockholders. The Board of Directors believes that amending our restated certificate of incorporation to allow directors filling vacancies or new directorships to serve for the remainder of the term of the original term of the vacancy being filled or of the class to which a newly created directorship is assigned is in the best interests of Bentley and our stockholders because it will maintain, and not undermine, the stability, continuity and leverage in the face of a hostile takeover attempt provided by a classified board.

        The Board of Directors recommends that our restated certificate of incorporation be so amended by amending subparagraph (b) to Article IX to read as follows:

    "(b) Each director chosen to fill a vacancy on the Board of Directors shall be elected to complete the term of office of the director who is being succeeded. In the case of any election of a new director to fill a directorship created by an enlargement of the Board of Directors, the Board of Directors shall in such election assign the class of directors to which such additional director is being elected, and each director so elected shall hold office for the same term as the other members of the class to which the director is assigned."

        Our restated certificate of incorporation provides that our current Article IX(b) may only be altered, amended or repealed by a supermajority vote of 66 2/3% unless such action has been approved by at least a majority of the continuing directors (as such term is defined in our restated certificate of incorporation), which approval was obtained in the case of this proposal. This supermajority voting requirement will also apply to this amended Article IX(b) if approved by our stockholders.

        The Board of Directors unanimously recommends that stockholders vote for this amendment to our restated certificate of incorporation.

  C.
  Requiring a Supermajority Vote to Alter, Amend or Repeal the Provisions Prohibiting Stockholder Action by Written Consent and Granting to the Continuing Directors Sole Power to Fill Vacancies on the Board

        Delaware law permits a corporation to include provisions in its certificate of incorporation that require a greater vote than the vote otherwise required under the Delaware General Corporation Law for any corporate action. Article XV of our current restated certificate of incorporation requires a supermajority vote of the holders of at least 66 2/3% of the voting power of Bentley to alter, amend or repeal certain provisions in our restated certificate of incorporation unless such action is approved by a majority of the continuing directors. The Board of Directors recommends amending our restated certificate of incorporation to extend the same supermajority voting requirements to cover Article IX(a) of the restated certificate of incorporation, which provides that vacancies on the Board of Directors may only be filled by the affirmative vote of the remaining directors then in office, and Article XII(b), as amended above, which prohibits stockholder action by written consent.

        Our restated certificate of incorporation currently provides that vacancies on the Board of Directors may only be filled by the affirmative vote of the remaining directors then in office. This provision reduces the possibility that another person or entity could effect a sudden or surprise change in control of Bentley without the support of the incumbent Board of Directors. Like the provision discussed above for the term of directors filling vacancies or new directorships, the proposed provision prohibiting stockholder action by written consent, if approved, will make it more difficult for a third party to acquire Bentley. The Board of Directors believes it is in the best interests of Bentley and our stockholders to require that these provisions may only be altered, amended, or repealed by a supermajority vote (if the change is not approved by our continuing directors) to ensure that they continue to protect Bentley from the costs and disruptions of unsolicited takeover attempts and encourage third parties to negotiate directly with the Board.

        The Board of Directors unanimously recommends that stockholders vote for this amendment to our restated certificate of incorporation.

  D.
  Removing Indemnification Provisions

        Delaware corporate law relating to indemnification of directors and officers has undergone numerous changes in recent years. Currently, we have provisions in both our restated certificate of incorporation and our amended and restated bylaws regarding indemnification. However, each amendment to our restated certificate of incorporation requires a solicitation of stockholders for approval. This process can be time consuming and costly. Removal of our indemnification provisions from our restated certificate of incorporation will leave the standards and procedures for indemnification in the amended and restated bylaws, which will permit the Board of Directors to monitor and amend these provisions in response to changes in law and corporate governance practices without the necessity for continually soliciting the vote of stockholders.

        The Board of Directors believes the proposed removal of the indemnification provisions from our restated certificate of incorporation is in the best interests of Bentley. In recent years, investigations, claims, actions or suits (including stockholder derivative actions) seeking to impose liability on, or involving as witnesses, directors and officers of publicly held corporations have become the subject of much public discussion. These proceedings are typically expensive whatever their eventual outcome. Even in proceedings in which a director or officer is not named as a defendant, substantial expenses or attorneys' fees may be incurred if that individual is called as a witness, is required to produce documents or becomes involved in the proceedings in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved exceeds any benefit to him or her from serving as a director or officer of Bentley. The removal of our indemnification provisions from our restated certificate of incorporation and the reliance on the amended and restated bylaws as the sole source of such indemnification provisions would permit the Board of Directors to efficiently revise these provisions to reflect changes in Delaware corporate law and thereby enhance our ability to attract and retain the best qualified individuals to serve as directors and officers.

        The Board of Directors unanimously recommends that stockholders vote for this amendment to our restated certificate of incorporation.

  E.
  Clarifying the Classified Board Provision

        The current Article XI of our restated certificate of incorporation provides that if the number of directors is not equally divisible by three (the number of classes in our staggered board), "then additional directors shall be apportioned amongst the Classes as determined by the Board of Directors." However, it is not clear from this provision how the Board of Directors will determine the appointment of the additional Directors. The Board of Directors would like to clarify that the Board will make its determination with the goal of maintaining the number of directors in each class as nearly equal as possible (though in no case will that determination shorten the term of any continuing director). Accordingly, the Board of Directors recommends adding to that sentence the following clarifying language:

    "...so as to maintain the number of directors in each Class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director."

        Article XI also currently provides that the "term of each Class of directors shall expire in subsequent years so that approximately one Class shall be elected annually." The Board of Directors seeks to clarify and eliminate any ambiguities in this provision by changing the language to the following:

    "...the term of each Class of directors shall expire in subsequent years so that one Class shall be elected at each annual meeting of stockholders."

        The Board of Directors unanimously recommends that stockholders vote for this amendment to our restated certificate of incorporation.

Existing Anti-takeover Measures in Our Certificate of Incorporation and Bylaws

        Bentley has existing anti-takeover measures as set forth in our restated certificate of incorporation and our amended and restated bylaws. The Board of Directors has periodically evaluated our vulnerability to unsolicited takeovers, and considered adding structural corporate governance protection to our restated certificate of incorporation and amended and restated bylaws to enhance the Board's ability to negotiate with potential acquirers. We are not currently considering the adoption of any other anti-takeover measures in future proxy solicitations.

        Our existing restated certificate of incorporation contains several provisions having anti-takeover effects, including:

  •
  A classified board provision which divides the Board into three separate classes with one class of directors subject to election at each annual meeting.

  •
  The authorization of the Board of Directors to issue up to 100,000,000 shares of common stock and up to 2,000,000 shares of preferred stock with such designations, powers, preferences, and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as prescribed by the Board of Directors. The issuance of such common stock or preferred stock may be used by the Board of Directors to impede a party seeking to acquire control of Bentley.

  •
  A supermajority voting requirement of at least 66 2/3% of the voting power of Bentley to approve a merger, sale or lease of all or substantially all of Bentley's assets and certain other business combinations and a "fair price" requirement in each of the foregoing transactions, unless a majority of the continuing directors (as such term is defined in our restated certificate of incorporation) approves the transaction.

  •
  A supermajority voting requirement of at least 66 2/3% of the voting power of Bentley to amend any provision in our restated certificate of incorporation relating to our directors and/or officers or any provision which requires the affirmative vote of 66 2/3% of the voting power of Bentley.

        Our amended and restated bylaws also contain certain provisions having anti-takeover effects, including:

  •
  a prohibition on stockholders calling special meetings;

  •
  a flexible annual stockholder meeting date; and

  •
  advance notice requirements for stockholder proposals and stockholder nominations for director.

Shareholder Rights Plan or "Poison Pill"

        The Board of Directors also adopted a stockholder rights plan or "poison pill" effective in December 1999. Under the plan, each of Bentley's stockholders has one preferred share purchase right for each share of common stock held. The rights become exercisable shortly after any party acquires 15% or more of Bentley's outstanding common stock. If the rights become exercisable, each right entitles the registered holder to purchase from Bentley one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price of $16.50 per one one-thousandth of a share, subject to adjustment. In addition, upon occurrence of certain events, and upon payment of the then-current purchase price, the rights may "flip in" and entitle holders to buy common stock in such amounts that the market value is equal to twice the then-current purchase price. The rights expire on December 21, 2004. Exercise of the rights would cause substantial dilution to a party that attempts to acquire Bentley on terms not approved by the Board of Directors and may have a significant deterrent effect on unsolicited takeover bids by third parties.

CORPORATE GOVERNANCE

Committees of the Board of Directors; Board of Directors Meetings

        As of April 13, 2004, the Board of Directors has an Audit Committee, a Nominating and Governance Committee, a Compensation Committee, and a Strategic Planning Committee. Prior to that date, the Board of Directors had a Corporate Governance and Compensation Committee, which also served as an independent nominating committee.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of independent auditors, which audit our consolidated financial statements. The Audit Committee is also responsible for reviewing all our accounting policies and procedures and reporting systems and for reviewing and discussing with our management and our independent auditors the effectiveness of our internal financial controls. The Audit Committee monitors the independence of the auditors, reviews any proposed related party transactions, and resolves any disagreements between our management and our independent auditors regarding financial reporting. The Audit Committee also oversees the financial reporting process, including review of the audited financial statements; and based on the reviews and discussions referred to above and in its charter, it recommends to the Board whether the financial statements should be included in our Annual Report on Form 10-K. The Audit Committee currently consists of Messrs. Miguel Fernandez, William Packer (co-chairman), and John Spiegel (co-chairman). All members of the Audit Committee are "independent" directors in accordance with the listing standards of the American Stock Exchange and Rule 10A-3 under the Exchange Act and meet the American Stock Exchange listing standards' financial literacy requirements for Audit Committee members. The Board of Directors has determined that John Spiegel qualifies as an "audit committee financial expert" under the rules of the Securities and Exchange Commission. The charter of the Audit Committee is attached to this proxy statement as Appendix A.

        Until April 2004, the Corporate Governance and Compensation Committee acted as a nominating committee to select potential candidates to nominate for the Board. The Committee also administered our corporate governance principles and policies, evaluations of the Board and its committees and other areas of governance, administered our stock option plans and reviewed and recommended to the Board of Directors the nature and amount of compensation to be paid to our executive officers and employees that earned in excess of $250,000 annually. The Corporate Governance and Compensation Committee consisted of Messrs. Miguel Fernandez, Michael McGovern (chairman) and John Spiegel. These individuals currently serve on the newly created Nominating and Governance Committee and the Compensation Committee. All of these individuals are "independent" as defined by the American Stock Exchange listing standards. Both the Nominating and Governance Committee and the Compensation Committee operate under written charters adopted by the Board of Directors, which are posted on Bentley's website: www.bentleypharm.com.

        The Strategic Planning Committee advises the Board and management with respect to our strategic direction. The Strategic Planning Committee currently consists of Messrs. Charles Bolling, Miguel Fernandez (chairman), James Murphy and William Packer.

        During 2003, the Board of Directors held four meetings and acted by unanimous written consent four times, the Audit Committee held eight meetings, the Corporate Governance and Compensation Committee held seven meetings and acted by unanimous written consent one time, and the Strategic Planning Committee held three meetings. Each director attended at least 75% of the meetings of the Board of Directors and meetings of each committee on which such director served that were held during 2003.

        The Board of Directors has a policy of encouraging each member of the Board to attend all annual meetings of stockholders, barring significant commitments or special circumstances, and generally schedules a meeting of the Board on the same date as the annual stockholders' meeting. All individuals who were then members of the Board of Directors attended our 2003 annual meeting of stockholders.

Director Candidates

        The process followed by the Nominating and Governance Committee (formerly, the Corporate Governance and Compensation Committee) to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

        In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria it deems appropriate, including issues of diversity, experience, skills such as understanding technology, finance and marketing, and international background. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

EXECUTIVE COMPENSATION

        The following table sets forth the total compensation for 2001, 2002 and 2003 paid to or accrued by us for our Chief Executive Officer and our other executive officers at December 31, 2003 whose total cash compensation in 2003 exceeded $100,000. Except as provided in the table below or otherwise discussed below, we paid no other compensation to the individuals listed.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Comp. ($)(1)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Comp.
James R. Murphy(2) Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$550,000 $475,000 $390,000	$150,000 $175,000 $100,000	$12,000 $12,000 $12,000	$120,750 — —	100,000 100,000 75,000	— — —	$189,135 $71,745 $70,135
Robert M. Stote(3) Senior Vice President, Chief Medical Officer and Director	2003 2002 2001	$235,721 $193,490 $121,752	$30,000 $25,000 $15,000	— — —	$40,250 — —	30,000 37,500 10,000	— — —	$17,168 $17,950 $12,336
Michael D. Price(4) Vice President, Chief Financial Officer, Treasurer, Secretary and Director	2003 2002 2001	$250,000 $240,000 $212,000	$30,000 $75,000 $50,000	— — —	$40,250 — $39,525	50,000 50,000 50,000	— — —	$47,557 $23,282 $22,114
Robert J. Gyurik(5) Vice President of Pharmaceutical Development and Director	2003 2002 2001	$235,000 $210,000 $175,000	$90,000 $80,000 $50,000	— — —	$48,300 — —	80,000 100,000 50,000	— — —	$113,730 $44,563 $42,081
Jordan A. Horvath(6) Vice President and General Counsel	2003 2002 2001	$356,731 $331,250 $304,500	$40,000 $25,000 —	— — —	$40,250 — —	50,000 20,000 —	— — —	$12,720 $12,217 $10,757

(1)
The value of perquisites provided to the named executive officers did not exceed $50,000 or 10% of total compensation in any case.

(2)
Mr. Murphy received 15,000 shares of restricted stock valued at $8.05 per share, the closing price on the date of grant. As of December 31, 2003, Mr. Murphy held 75,337 shares of restricted stock, valued at $13.30 per share, the closing price on December 31, 2003. "All Other Compensation" for Mr. Murphy includes:

  •
  in 2003, 2002 and 2001, principal and interest of $171,754, $55,647 and $55,537, respectively, forgiven on a loan made by Bentley to Mr. Murphy in 2000 to assist Mr. Murphy's payment of taxes on shares of common stock awarded by Bentley to him in 1999;

  •
  matching contributions in shares of common stock to Mr. Murphy's 401(k) plan valued at $14,000 in 2003 $12,000 in 2002 and $10,500 in 2001; and

  •
  life insurance premiums of $3,381 in 2003, and $4,098 in 2002 and 2001.

(3)
Dr. Stote received 5,000 shares of restricted stock valued at $8.05 per share, the closing price on the date of grant. As of December 31, 2003, Dr. Stote held 20,000 shares of restricted stock, valued at $13.30 per share, the closing price on December 31, 2003. "All Other Compensation" for Dr. Stote includes:

  •
  matching contributions in shares of common stock to Dr. Stote's 401(k) plan valued at $14,000 in 2003, $12,000 in 2002 and $10,500 in 2001; and

  •
  life insurance premiums of $3,168 in 2003, $5,950 in 2002 and $1,836 in 2001.

(4)
Mr. Price received 5,000 shares of restricted stock valued at $8.05 per share, the closing price on the date of grant. In 2001, Mr. Price received 8,500 shares of restricted stock valued at $4.65 the closing price on the date of grant. As of December 31,

  2003, Mr. Price held 5,000 shares of restricted stock, valued at $13.30 per share, the closing price on December 31, 2003. "All Other Compensation" for Mr. Price includes:

    •
    in 2003, 2002 and 2001, principal and interest of $34,351, $11,129 and $11,107, respectively, forgiven on a loan made by Bentley to Mr. Price in 2000 to assist Mr. Price's payment of taxes on shares of common stock awarded by Bentley to him in 1999;

    •
    matching contributions in shares of common stock to Mr. Price's 401(k) plan valued at $12,000 in 2003, $11,000 in 2002 and $10,500 in 2001; and

    •
    life insurance premiums of $1,206 in 2003, $1,153 in 2002 and $507 in 2001.

(5)
Mr. Gyurik received 6,000 shares of restricted stock valued at $8.05 per share, the closing price on the date of grant. As of December 31, 2003, Mr. Gyurik held 46,000 shares of restricted stock, valued at $13.30 per share, the closing price on December 31, 2003. "All Other Compensation" for Mr. Gyurik includes:

  •
  in 2003, 2002 and 2001, principal and interest of $95, 963, $31,091 and $31,030, respectively, forgiven on a loan made by Bentley to Mr. Gyurik in 2000 to assist Mr. Gyurik's payment of taxes on shares of common stock awarded by Bentley to him in 1999;

  •
  matching contributions in shares of common stock to Mr. Gyurik's 401(k) plan valued at $14,000 in 2003, $12,000 in 2002 and $10,500 in 2001; and

  •
  life insurance premiums of $3,767 in 2003, $1,472 in 2002 and $551 in 2001.

(6)
Mr. Horvath's employment with Bentley ended effective April 1, 2004. Mr. Horvath received 5,000 shares of restricted stock valued at $8.05 per share, the closing price on the date of grant. As of December 31, 2003, Mr. Horvath held 5,000 shares of restricted stock, valued at $13.30 per share, the closing price on December 31, 2003. "All Other Compensation" for Mr. Horvath includes:

  •
  matching contributions in shares of common stock to Mr. Horvath's 401(k) plan valued at $12,000 in 2003, $11,000 in 2002 and $10,500 in 2001; and

  •
  life insurance premiums of $720 in 2003, $1,217 in 2002 and $257 in 2001.

Employment Agreements

        We have entered into employment agreements with each of Messrs. Murphy, Stote, Price and Gyurik which set forth their relationships with Bentley. The agreements renew annually for one-year terms, except for Dr. Stote's agreement, which expires on December 31, 2005 and renews annually for one-year terms thereafter. Under the agreements, each individual is paid a base salary and provided with life insurance, as well as annual salary review, bonus potential and stock option grants at the discretion of the Board's Corporate Governance and Compensation Committee (except for Mr. Murphy's agreement, which provides for a minimum stock option grant of 50,000 options per annum). Each of these executive officers is employed by us on a full time basis.

        The agreements may be terminated on one year's notice and, if terminated earlier without cause, upon payment of severance equal to one year's salary, a bonus equal to the greater of the employee's bonus for the current year or bonus for the prior year, and vesting of options based on the number of months of employment during the vesting period. If the employee is terminated within 12 months of a change of control of Bentley, or if the employee terminates his employment within 12 months after a change of control because his job changes, or if we breach his employment agreement or he is required to move his residence, then the severance is increased to twice his annual salary, twice the average of bonuses in the prior two years, immediate vesting of all stock options and continuation of health benefits for two years (or until receiving comparable benefits from another employer), and the right to maintain life insurance coverage at the employee's expense. No severance is paid on a termination for cause. We also entered into an employment agreement in 2000 with Mr. Horvath, which agreement expired on December 31, 2003 and was not renewed.

        The following table sets forth the details of options granted to the individuals listed in the Summary Compensation Table during 2003. No stock appreciation rights have been granted to date.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(1)
	Number of Securities Underlying Options Granted (#)(2)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/share)	Expiration Date
					5% ($)	10% ($)
James R. Murphy	50,000 50,000		$8.05 $10.04	1/1/2013 5/21/2013	$253,130 $315,705	$641,481 $800,059

	100,000	13.7%
Robert M. Stote, M.D	15,000 15,000		$8.05 $10.04	1/1/2013 5/21/2013	$75,939 $93,712	$192,444 $240,018

	30,000	4.1%
Michael D. Price	25,000 25,000		$8.05 $10.04	1/1/2013 5/21/2013	$126,565 $157,853	$320,741 $400,029

	50,000	6.8%
Robert J. Gyurik	40,000 40,000		$8.05 $10.04	1/1/2013 5/21/2013	$202,504 $252,564	$513,185 $640,047

	80,000	10.9%
Jordan A. Horvath(3)	25,000 25,000		$8.05 $10.04	1/1/2013 5/21/2013	$126,565 $157,853	$320,741 $400,029

	50,000	6.8%

(1)
The potential realizable value is calculated based on the term of option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission. The actual value, if any, that an executive may realize upon option exercises will depend on the excess, if any, of the price at which the underlying stock is eventually sold over the exercise price on the date the option is exercised. Accordingly, there is no assurance the value realized by an executive would be at or near the values calculated by using these assumed appreciation rates.

(2)
These options become exercisable as to 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant.

(3)
Mr. Horvath's employment ended effective April 1, 2004. Of the options to purchase 50,000 shares granted to Mr. Horvath in 2003, options to purchase 12,500 shares vested, and the remainder terminated.

        The following table sets forth certain information for each of the individuals listed in the Summary Compensation Table concerning the number and value realized on the exercise of stock options during 2003 and the number and value at December 31, 2003 of shares of common stock subject to unexercised options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (# Shares)		Value of Unexercised In-the-money Options at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Murphy	25,000	$256,250	827,000	150,000	$7,244,900	$601,000
Robert M. Stote, M.D.	57,500	$618,300	518,250	33,250	$4,819,316	$213,075
Michael D. Price	103,500	$1,107,160	409,000	75,000	$3,579,022	$300,500
Robert J. Gyurik	14,500	$118,175	125,000	130,000	$577,750	$515,900
Jordan A. Horvath	—	—	160,000	60,000	$867,600	$267,250

(1)
Based on the difference between the closing price per share of common stock on December 31, 2003, $13.30, and the option exercise prices.

        The following table sets forth certain information for each of the individuals listed in the Summary Compensation Table concerning long-term incentive awards granted during 2003. All of the grants listed below are grants of shares of common stock which vest over a one year period.

Long-Term Incentive Plans—Awards in Last Fiscal Year

			Estimated future payouts under non-stock-price-based plans
		Performance or other period until maturation or payout
Name	Number of shares, units or other rights (#)
			Threshold	Target	Maximum
James R. Murphy	15,000	one year	—	—	—
Robert M. Stote, M.D.	5,000	one year	—	—	—
Michael D. Price	5,000	one year	—	—	—
Robert J. Gyurik	6,000	one year	—	—	—
Jordan A. Horvath	5,000	one year	—	—	—

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and any persons who own more than 10% of any class of our equity securities, to file certain reports relating to their ownership of such securities and changes in such ownership with the Securities and Exchange Commission, the American Stock Exchange and the Pacific Exchange and to furnish us with copies of such reports. Based solely on a review of the copies of reports furnished to us, we believe that during 2003, our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

401(k) Retirement Plan

        We sponsor a 401(k) retirement plan under which eligible employees may contribute, on a pre-tax basis, up to 100% of their respective total annual income from us, subject to a maximum aggregate annual contribution imposed by the Internal Revenue Code of 1986, as amended. All of our employees who work in the U.S. are eligible to participate in the 401(k) Plan. All employee contributions are allocated to the employee's individual account and are invested in various investment options as directed by the employee. Employees' cash contributions are fully vested and nonforfeitable. We made matching contributions to the 401(k) Plan in 2003 by granting approximately 11,500 shares of common stock valued at approximately $117,000. We currently match 100% of each eligible employee's contribution in 2004 with shares of common stock. All of our matching contributions vest 25% each year for the first four years of each employee's employment in which the employee works at least 1,000 hours.

Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2003 with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,920,000	$6.75	2,350,000
Equity compensation plans not approved by security holders(1)	420,000	$2.38	—

Total	4,340,000	$6.32	2,350,000

(1)
Includes options to purchase 20,000 shares of common stock exercisable at $20.00 per share granted to a former officer and director of Bentley as termination compensation in 1994 and warrants to purchase 400,000 shares of common stock exercisable at $1.50 per share issued to the seller of various patent rights and technology that we acquired in 1999.

Compensation Committee Report

        The Corporate Governance and Compensation Committee of the Board of Directors, referred to herein as the Compensation Committee, determines the compensation of the Chief Executive Officer, the other executive officers and all other employees whose annual compensation exceeds $250,000. All of the members of the Compensation Committee are directors who are not employees of Bentley.

        The Compensation Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options and shares of common stock.

        The main objectives of Bentley's compensation structure include rewarding individuals for their respective contributions to Bentley's performance, providing executive officers with a stake in the long-term success of Bentley and providing compensation programs and policies that will attract, retain and motivate qualified executive personnel. The Board of Directors and the Compensation Committee place a great deal of importance on recruiting, hiring, retaining and motivating high quality personnel and recognize that, by offering executives employment agreements, Bentley can be more successful in recruiting experienced executives from large, established pharmaceutical companies. Historically, the members of the Board of Directors and the Compensation Committee have chosen to achieve these objectives through salary increases, cash and stock bonuses and periodic stock option grants.

        In determining compensation for Mr. Murphy, who serves as President and Chief Executive Officer, and the other named executive officers, the Compensation Committee considers, among other things, Bentley's overall performance and any improvements in Bentley's financial results, strategic alliances, acquisitions of products, product registrations, and financing, as well as individual contributions to Bentley and the length of the officer's service with Bentley. The Compensation Committee has also surveyed executive compensation of similarly situated companies.

        Compensation through the periodic grants of restricted stock and stock options under Bentley's stock option plans is intended to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of Bentley's common stock and Bentley's long-term success. This method of compensation also permits Bentley to preserve its cash resources.

        For the year 2003, Mr. Murphy recommended merit increases to base salary amounts for each officer other than himself based on his assessment of each officer's individual performance and accomplishment of corporate and personal objectives. We evaluated Mr. Murphy's recommendations regarding each officer's compensation, taking into account the officer's tenure and our subjective assessment of individual performance. We considered Mr. Murphy's recommendations with respect to merit increases to base salary amounts. We reviewed the accomplishments and performance of such officers and comparative compensation data from similar or competing companies and, based upon this information and our subjective judgment regarding individual performance, then approved compensation packages for each of Bentley's named executive officers.

        A significant portion of the direct compensation of officers consists of annual incentive bonuses. Bonus targets are closely tied to performance measures, at both the corporate level and at individual areas of responsibility. Mr. Murphy recommended specific bonuses for all officers other than himself. We evaluated Mr. Murphy's recommendations regarding each officer's bonus, taking into account Mr. Murphy's subjective assessment of each officer's individual performance and our subjective assessment of individual performance, in addition to accomplishment of corporate objectives. We then approved the bonuses to be awarded for the calendar year 2003.

        In the case of our Chief Executive Officer, in addition to the factors mentioned above, we considered the overall performance of management and Bentley in relation to general industry conditions and the performance of peer companies. Specifically, we reviewed the corporate milestones Bentley achieved during the year and Mr. Murphy's role in achieving those milestones. The Committee also considered compensation data for chief executive officers in comparable companies. Based upon this information and our subjective judgment regarding his individual performance, we increased Mr. Murphy's base salary to $550,000 in 2003 and awarded him a bonus of $150,000.

        Future increases in executive compensation will be based upon the satisfaction of pre-established individual objectives, extraordinary individual contributions, and Bentley's corporate milestones and financial performance.

  By the Compensation Committee,

  Michael McGovern, Chairman
  Miguel Fernandez
  John W. Spiegel

Compensation Committee Interlocks and Insider Participation

        The members of the Corporate Governance and Compensation Committee during 2003 were Messrs. Miguel Fernandez, Michael McGovern and John W. Spiegel, all of whom were at the time of service non-employee directors. No member of the Corporate Governance and Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of Bentley or another entity.

Remuneration of Non-Employee Directors

        We pay directors who are not employees fees consisting of a $20,000 annual retainer, $2,500 for each in-person meeting of the Board of Directors, $500 for each telephone meeting and $500 for each committee meeting attended which does not take place on the same day as board meetings. We also reimburse expenses incurred in attending meetings. In addition, each member of the Audit Committee is paid an additional annual retainer of $5,000. Each director who is not an employee is automatically granted options to purchase 15,000 shares of common stock upon his or her election to the Board, which vest quarterly over a one year period, and options to purchase 15,000 shares of common stock annually on the date of each of our annual stockholders' meetings during his or her term, which vest quarterly over a one year period. Each director also has the option to receive options to purchase an additional 5,000 shares of common stock in lieu of the $20,000 annual retainer. For his additional time and effort, Mr. McGovern, our Vice Chairman, was awarded additional options to purchase a total of 115,000 shares of common stock during 2003, of which (i) 20,000 are fully vested, (ii) 20,000 vest over a two year period beginning on March 21, 2003, (iii) 70,000 vest quarterly over a one year period beginning on May 21, 2003, and (iv) 25,000 vest over a four month period beginning on December 31, 2003. During 2003, options to purchase 210,000 shares of common stock were granted to all directors who are not employees at exercise prices ranging from $9.15 to $13.48 per share, representing not less than the fair market value of the common stock on the dates of the grants. These options expire on dates ranging from March 21, 2013 to December 31, 2013.

Common Stock Performance

        The graph presented below compares the cumulative total stockholder return on our common stock for the five years ended December 31, 2003 with the cumulative total stockholder return for such period reflected in the Russell 2000 Index and in a peer group index of three competing pharmaceutical companies (Andrx Corp., Cima Labs Inc. and Noven Pharmaceuticals, Inc., together, the peer group). We obtained the graph (and the information relating to it) from S&P. The comparative returns shown in the graph assume (i) the investment of $100 in our common stock, the common stock of the companies included in the Russell 2000 Index and the peer group at the market close on December 31, 1998 and (ii) the reinvestment of all dividends.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

Total Shareholder Returns
(Dividends Reinvested)

	Annual Return Percentage
	Year Ended December 31,
Company Name / Index
	1999	2000	2001	2002	2003
Bentley Pharmaceuticals	312.50	-5.05	73.45	-21.00	65.22
Russell 2000	21.26	-3.02	2.49	-20.48	47.25
Peer Group	95.74	174.61	0.36	-72.88	57.74
		Indexed Returns
		Year Ended December 31,
Company Name / Index	Base Period December 31, 1998
		1999	2000	2001	2002	2003
Bentley Pharmaceuticals	100	412.50	391.67	679.33	536.67	886.67
Russell 2000	100	121.26	117.59	120.52	95.83	141.11
Peer Group	100	195.74	537.52	539.47	146.30	230.77

Peer Group
Andrx Corp.
Cima Labs Inc.
Noven Pharmaceuticals, Inc.

Certain Relationships and Related Transactions

        In March 2000, we made loans to three executive officers to assist each of them in making their income tax payments for shares of common stock which we granted to them in 1999. We loaned $250,000 to Mr. Murphy, $50,000 to Mr. Price and $140,000 to Mr. Gyurik. The loans had an interest rate of 2.37% annually, were due in March 2003 and were secured by shares of common stock owned by the three individuals (Mr. Murphy, 18,700 shares; Mr. Price, 4,000 shares; Mr. Gyurik, 10,700 shares). Interest on the loans accrued quarterly. In December 2001, January 2002 and March 2003, we agreed to forgive part of the principal and interest on the loans as detailed in the following chart. There are no further amounts due or outstanding on these loans. All of the amounts forgiven were reported as taxable income to the three individuals.

	James R. Murphy	Michael D. Price	Robert J. Gyurik
Initial amount of loan	$250,000	$50,000	$140,000
Principal forgiven in December 2001	27,850	5,570	15,879
Interest forgiven in December 2001	27,687	5,537	15,151
Principal forgiven in January 2002	55,209	11,042	30,847
Interest forgiven in January 2002	439	88	245
Principal forgiven in March 2003	166,941	33,388	93,274
Interest forgiven in March 2003	4,813	963	2,689

Balance due at March 31, 2003	$0	$0	$0

AUDIT COMMITTEE REPORT

        In accordance with its charter approved by the Board of Directors, the Audit Committee has responsibility for oversight of Bentley's financial reporting process, including reviewing the audited financial statements, the systems of internal controls established by Bentley's management and the full Board, and the overall audit process. In performing these responsibilities, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2003, (ii) discussed with Deloitte & Touche LLP, Bentley's independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with the auditors their independence, and (v) considered whether the provision of the nonaudit services described in this proxy statement under the captions "Audit Related Fees" and "Tax Fees" by the auditors is compatible with maintaining their independence.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bentley's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

  By the Audit Committee,

  William A. Packer, Co-Chairman
  John W. Spiegel, Co-Chairman
  Miguel Fernandez

INDEPENDENT AUDITORS

        The Audit Committee has selected the firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche LLP") as Bentley's independent auditors for fiscal year 2004. Deloitte & Touche LLP audited Bentley's financial statements for fiscal year 2003. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting. They will be available to respond to questions and will have the opportunity to make a statement if they desire.

Independent Auditors Fees and Services

        Audit Fees.    The aggregate fees billed for professional services rendered by the independent auditors for the audit of our financial statements as of and for the years ended December 31, 2002 and 2003, the reviews of the financial statements in our Form 10-Q filings for the respective years, the statutory audits of our subsidiaries, our filings with the Securities and Exchange Commission and other audit fees were $431,958 and $340,348, respectively.

        Audit Related Fees.    The aggregate audit related fees billed for professional services by the independent auditors in 2002 and 2003 rendered for due diligence reviews of potential acquisitions and other matters were $9,645 and $2,000, respectively.

        Tax Fees.    The aggregate tax fees billed for professional services rendered by the independent auditors in 2002 and 2003 for tax compliance, tax advice, tax planning and other tax-related matters were $37,650 and $44,000, respectively.

        All Other Fees.    No other fees were paid to the independent auditors during 2002 or 2003.

Audit Committee Pre-approval Policy

        During 2003, the Audit Committee adopted a pre-approval policy for the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services do not impair the auditors' independence. The pre-approval policy includes the following provisions:

  •
  Unless a type of service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

  •
  The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

  •
  The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

  •
  The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

  •
  In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditors reasonably can provide.

  •
  All non-audit-related services must be separately pre-approved by the Audit Committee. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditors.

  •
  All tax services must be specifically pre-approved by the Audit Committee. The Audit Committee believes that the independent auditors can provide tax services to Bentley such as tax compliance, tax planning and tax advice without impairing the auditors' independence.

  •
  All other services must be separately pre-approved by the Audit Committee. The Audit Committee may grant pre-approval to those permissible nonaudit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the auditors.

  •
  Pre-approval fee levels for all services to be provided by the independent auditors will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

  •
  With respect to each proposed pre-approved service, the independent auditors will provide detailed back-up documentation, which will be provided to the Audit Committee, regarding the specific services to be provided.

  •
  Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Financial Officer, and must include a written statement from each of them as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

MISCELLANEOUS

Communications from Stockholders

        The Board will give appropriate attention to written communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will, with the assistance of our Corporate Secretary, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

        Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating and Governance Committee, c/o the Corporate Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire, 03833.

Stockholder Recommendations for Director Nominations

        Stockholders may recommend individuals for the Nominating and Governance Committee to consider as potential director candidates by submitting their names and background to the "Bentley Pharmaceuticals, Inc. Nominating and Governance Committee" c/o the Corporate Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire, 03833. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Corporate Governance and Compensation Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Deadlines for Stockholder Proposals and Director Nominations

        From time to time stockholders may present proposals for consideration at a meeting, which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. We must receive stockholder proposals intended to be included in our proxy statement and form of proxy relating to our 2005 annual meeting of stockholders by January 8, 2005.

        The deadline for submission of stockholder proposals to be presented at the 2005 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is March 24, 2005. Any such proposal received at Bentley's principal executive offices in Exeter, New Hampshire after such date may be considered untimely and excluded.

        Any such proposals, as well as any questions relating thereto, should be directed to our Secretary at Bentley Park, 2 Holland Way, Exeter, NH 03833.

Expenses of Solicitation

        The cost of solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by Bentley. Proxies may be solicited without extra compensation by certain officers and regular employees of Bentley. We have retained Morrow and Company to assist with the solicitation of proxies for a fee of approximately $11,500, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail and, if determined to be necessary, by telephone, telegraph, e-mail or personal interview.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire, 03833, telephone (603) 658-6100. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

        Copies of our Annual Report on Form 10-K for the year ended December 31, 2003, may be obtained by stockholders without charge upon written request addressed to Secretary, Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, New Hampshire, 03833, or by visiting our website, www.bentleypharm.com.

Other Matters

        Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

Appendix A

Bentley Pharmaceuticals, Inc.

Audit Committee Charter

Purpose

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Bentley Pharmaceuticals, Inc. (the "Company") is to assist the Board's oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  the outside auditing firm's qualifications and independence; and

  •
  the performance of the Company's internal audit function and the Company's outside auditing firm.

Committee Membership and Procedures

        The Committee shall be comprised of at least three directors who satisfy the independence requirements of the exchange on which the Company's securities are listed and Section 10A(m)(3) of the Securities Exchange Act of 1934 (and the applicable rules thereunder).

        Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's SEC periodic reports), at least one member of the Committee shall be a "financial expert" (as defined by applicable SEC rules).

        Upon the recommendation of the Nominating and Governance Committee, the Board shall appoint Committee members and shall designate one member of the Committee as its Chairman. Committee members may be removed at any time with or without cause by the Board. Committee members may not simultaneously serve on the audit committee of more than three public companies without the consent of the Board obtained in each case.

        The Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Committee shall meet separately, periodically, with: (i) the outside auditor; (ii) management and (iii) the Company's internal auditors (or other personnel responsible for the internal audit function).

        The Committee shall conduct its meetings in accordance with this Charter, the procedures of the Board set forth in the bylaws, and such other procedures as the Committee may adopt.

Resources and Authority

        In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent legal, accounting or other advisors to obtain such advice and assistance as the Committee determines necessary to carry out its duties. The Committee may request any officer or employee of the Company or the Company's outside counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

        The Company shall provide the Committee all appropriate funding, as determined by the Committee, for payment of compensation to any such advisors and any outside auditor, as well as for any ordinary administrative expenses of the Committee that it determines are necessary or appropriate in carrying out its responsibilities.

Duties and Responsibilities

        The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders, and is responsible for auditing those financial statements.

        The following duties and responsibilities shall be the common recurring activities of the Committee in carrying out its oversight role. The Committee shall perform any other activities consistent with this Charter, the Company's bylaws and governing law as the Committee and the Board deem appropriate or necessary:

        Appointment of Outside Auditor.    The Committee shall have direct responsibility for the appointment, compensation, retention (and where appropriate, replacement), and oversight of the work of any registered public accounting firm selected to be the Company's outside auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

        Quality-Control Report.    At least annually, the Committee shall obtain and review a report by the outside auditor describing:

  •
  the firm's internal quality control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

        In connection with the report review described above, the Committee should review and evaluate the lead partner of the outside auditor and present its conclusions with respect to the qualifications and performance of the outside auditor.

        Disclosure Controls and Procedures.    The Committee shall review periodically with management the Company's disclosure controls and procedures.

        Internal Controls.    The Committee shall discuss periodically with management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

        Accounting Policies.    The Committee shall review periodically with management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, and discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

        Internal Audit Function.    The Committee shall coordinate the Board's oversight of the performance of the Company's internal audit function.

        Risk Management.    The Committee shall discuss the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

        Hiring Policies.    The Committee shall establish policies regarding the hiring of employees or former employees of the Company's outside auditors.

        Compensation.    The Committee shall be directly responsible for setting the compensation of the outside auditor. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the outside auditor established by the Committee.

        Pre-approval of All Audit Services and Permitted Non-Audit Services.    The Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor. The Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Committee of any non-audit services to be performed by the outside auditor.

        Annual Audit.    In connection with the annual audit of the Company's financial statements, the Committee shall:

  •
  request from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's objectivity and independence, and take appropriate action to oversee the independence of the outside auditor.

  •
  approve the selection and the terms of the engagement of the outside auditor.

  •
  review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

  •
  perform the procedures set forth below in "Financial Reporting Procedures" with respect to the annual financial statements to be reported.

  •
  review with management and the outside auditor the Company's critical accounting policies and practices.

  •
  recommend to the Board whether, based on the reviews and discussions referred to above, the annual financial statements should be included in the Company's Annual Report on Form 10-K.

  •
  prepare an Audit Committee report as required by the SEC for inclusion in the Company's annual proxy statement.

        Quarterly Reports.    In connection with the Company's preparation of its interim financial information to be included in the Company's Quarterly Reports on Form 10-Q, the Committee shall:

  •
  review with the outside auditor the Company's interim financial information, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters required to be discussed by SAS No. 61.

  •
  perform the procedures set forth below in "Financial Reporting Procedures" with respect to the interim financial information to be reported.

  •
  by action of a majority of the Committee or through the Committee Chair, review with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q.

        Financial Reporting Procedures.    In connection with the Committee's review of each reporting of the Company's annual or interim financial information, the Committee shall:

  •
  discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

  •
  review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

  •
  review any communication between audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement.

  •
  review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

  •
  review any difficulties the outside auditor encountered in the course of the audit work, including restrictions on the scope of the outside auditor's activities or on access to requested information, and any significant disagreements with management.

  •
  resolve any disagreements between management and the outside auditor regarding financial reporting.

        Earnings Releases.    The Committee shall review and discuss the Company's earnings press release, as well as financial information and earnings guidance provided to analysts and rating agencies.

        Reports to the Board.    The Committee shall report regularly to the Board.

        Written Affirmation.    On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Committee, the Committee shall direct the Company to prepare and provide to the exchange on which the Company's securities are listed such written confirmations regarding the membership and operation of the Committee as such exchange's rules may require.

        Self-Evaluation.    The Committee shall conduct an annual evaluation of the Committee's performance.

        Charter.    The Committee shall review and reassess at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Complaint Procedures

        Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

As approved by the Board of Directors on April 13, 2004.

BENTLEY PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 7, 2004
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of Bentley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby appoints James R. Murphy and Michael D. Price and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders of the Company, to be held on Monday, June 7, 2004, at 11:00 a.m., local time, at the Millenium Bostonian Hotel, Faneuil Hall Marketplace, located at 26 North Street, Boston, Massachusetts 02109 and at any adjournments or postponements thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.
The election of Class II Directors to serve until the 2007 Annual Meeting of Stockholders, or until the election and qualification of their respective successors:

FOR ALL NOMINEES                                WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (see instructions below)

INSTRUCTIONS: To withhold authority for any individual Nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each Nominee for which you wish to withhold authority, as shown here:	NOMINEES:	F. Ross Johnson Edward J. Robinson
2.
To amend and restate the Company's Restated Certificate of Incorporation to implement the amendments set forth below:

FOR ALL AMENDMENTS                                FOR ALL EXCEPT (see instructions below)

  INSTRUCTIONS: To vote against a particular amendment or to abstain from voting on a particular amendment, mark "FOR ALL EXCEPT" and fill in the circle next to each amendment for which you wish to vote against or abstain, as shown here:

  Please note that approval of all of the amendments is a condition to the effectiveness of any of the amendments.

  A.
  to prohibit stockholder action by written consent, effectively requiring that all stockholder action be taken only at an annual or special meeting of stockholders;

AGAINST                                ABSTAIN

  B.
  to change the term of directors filling vacancies or newly created directorships from a term ending at the next annual meeting to the original term of the vacancy being filled or of the class of directors to which the newly created directorship is assigned;

AGAINST                                ABSTAIN

  C.
  to require a supermajority vote to alter, amend or repeal the provisions prohibiting stockholder action by written consent and granting to the continuing directors sole power to fill vacancies on the board;

AGAINST                                ABSTAIN

  D.
  to remove the indemnification provisions; and

AGAINST                                ABSTAIN

  E.
  to clarify the classified board provision.

AGAINST                                ABSTAIN

3.
Upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL CLASS II DIRECTOR NOMINEES LISTED ABOVE AND "FOR" ALL OF PROPOSAL 2.

The undersigned hereby acknowledged receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 2003 Annual Report.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature of Shareholder
Date:

Signature of Shareholder
Date:

NOTE: Please sign exactly as your name appears hereon and mail it promptly. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

QuickLinks

General Information About Voting
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
PROPOSAL TO AMEND AND RESTATE OUR RESTATED CERTIFICATE OF INCORPORATION
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN
Total Shareholder Returns (Dividends Reinvested)
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
MISCELLANEOUS
Bentley Pharmaceuticals, Inc. Audit Committee Charter